Exhibit 99.1

Tempest Therapeutics Exercises Option to License Senlang’s CD7-Targeted Lentiviral In Vivo CAR-T Platform Following Initial Phase 1 Results with Lead BCMA/GPRC5D Candidate

-Tempest secures exclusive global rights outside China to a targeted lentiviral platform and portfolio of in vivo CAR-T candidates

-Lead BCMA/GPRC5D dual-targeting in vivo CAR-T candidate evaluated in 13 patients with relapsed or refractory multiple myeloma, including patients with extramedullary disease and prior CAR-T exposure

-Encouraging preliminary clinical responses support option exercise, results planned for presentation at a major scientific conference

BRISBANE, Calif., November 11, 2026 – Tempest Therapeutics, Inc. (Nasdaq: TPST) (“Tempest”), a clinical-stage biotechnology company developing in vivo CAR-T therapies designed to reset dysfunctional immunity in cancer and autoimmune disease, today announced that it has exercised its option under its agreement with Hebei Senlang Biotechnology Co., Ltd. (“Senlang”) to obtain an exclusive license to develop and commercialize Senlang’s CD7-targeted lentiviral vector platform and associated in vivo CAR-T candidates worldwide, excluding China.

The CD7-targeted lentiviral platform is designed to deliver CAR payloads into the patient’s own immune cells, complementing Tempest’s existing lipid nanoparticle (LNP) delivery platform, for the in vivo generation of antigen-directed CAR-T cells. The lead program is SL4903, which Tempest is designating TPST-4903, a BCMA/GPRC5D dual-targeting candidate being studied in relapsed or refractory multiple myeloma (rrMM). By targeting two clinically validated targets in rrMM, TPST-4903 may reach a broader range of malignant plasma cells and limit tumor escape resulting from the loss or reduced expression of either target. The license also provides access to additional in vivo CAR-T candidates for potential development in blood cancers, solid tumors, and autoimmune conditions.

“Our decision to exercise this option and obtain an exclusive license reflects our confidence in the platform and the differentiating clinical observations from the lead program,” said Matt Angel, Ph.D., President and Chief Executive Officer of Tempest. “We are encouraged by the emerging clinical data from the ongoing DELIVER-1 Phase 1 dose-escalation study of TPST-4903, which includes multiple myeloma patients with a substantial unmet need for new treatment options, such as those with extramedullary disease and those previously treated with CAR-T therapy. We look forward to sharing the detailed results with the scientific community.”

At the data cutoff for the current analysis, 13 patients in the DELIVER-1 study had received TPST-4903. The study population includes heavily pretreated patients with rrMM, including patients with extramedullary disease (EMD) and patients who previously received a BCMA-targeted CAR-T therapy. Tempest believes that preliminary observations of clinical activity and tolerability are encouraging and support further evaluation. The findings remain early, and additional follow-up is needed to characterize the benefit-risk profile. The data are expected to be presented at a major scientific conference.

“With the addition of this clinical-stage lentiviral platform alongside our targeted LNP platform, we have expanded our capabilities to develop in vivo immune reset therapies for cancer and autoimmune disease,” said Dr. Angel. “We continue to believe that these complementary platforms provide Tempest with the flexibility to match the delivery approach to the biology and treatment requirements of different cancers and autoimmune diseases.”

Tempest originally announced the exclusive option agreement with Senlang in September 2026. The license is subject to the financial obligations and development requirements set out in that agreement.

About TPST-4903, DELIVER-1, and Tempest’s CD7-Directed Lentiviral Platform

TPST-4903 is an investigational in vivo CAR-T therapy targeting BCMA and GPRC5D and delivered using a CD7-targeted lentiviral vector. DELIVER-1 (NCT07586709) is a single-center, open-label Phase 1 dose-escalation study enrolling patients with rrMM who have received at least two prior lines of therapy. The study is evaluating safety, tolerability, preliminary antimyeloma activity, and pharmacokinetic and pharmacodynamic characteristics. Tempest’s CD7-directed lentiviral platform, exclusively licensed from Senlang, includes a pipeline of clinical and preclinical-stage in vivo CAR-T programs, which are designed to selectively deliver CAR payloads to endogenous CD7-positive T cells and NK cells, enabling in vivo generation of antigen-directed CAR immune cells.

About Tempest Therapeutics

Tempest is a clinical-stage biotechnology company developing next-generation in vivo CAR-T therapies for cancer and autoimmune disease. Tempest’s lead product candidate, TPST-4003, combines a clinically supported dual-targeting CD19/BCMA CAR structure with an advanced CD7-targeting delivery system to support broad immune reset across multiple indications. Tempest envisions a world in which immune reset therapies bring safe, effective, and broadly accessible therapeutic options to patients in need. For additional information, visit Tempest’s website at https://www.tempesttx.com.

About Hebei Senlang Biotechnology

Hebei Senlang Biotechnology Co., Ltd., is a clinical-stage cell therapy company focused on next-generation CAR-T technologies, with specialized expertise in CD7-targeted CAR-T development. Senlang has established end-to-end capabilities spanning CAR design, vector and plasmid development, GMP manufacturing and clinical trial execution, and is currently advancing multiple CD7 CAR-T programs, including a pivotal CD7 CAR-T clinical trial for relapsed or refractory T-cell lymphoblastic lymphoma/leukemia (“T-LBL/ALL”).

Forward-Looking Statements

This press release contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, concerning Tempest. These statements may discuss goals, intentions, and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Tempest, as well as assumptions made by, and information currently available to, management of Tempest. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “could”, “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “goal”, “suggest”, “target” and other similar expressions. All statements that are not historical facts are forward-looking statements, including but not limited to, statements regarding: Tempest’s exclusive option and license with Senlang and the advancement, development, design and potential benefits of a BCMA/GPRC5D dual-targeting in vivo CAR-T therapy; the DELIVER-1 Phase 1 dose escalation trial, including the expected patient population, indications, number of patients, and expected assessments; the potential ability of BCMA/GPRC5D dual-targeting in vivo CAR-T therapy to enable broad tumor-antigen coverage, strengthen target-cell recognition, and support durable responses; the potential applicability of Tempest’s platform and product candidates across autoimmune and oncology indications; and Tempest’s ability to achieve its operational plans. All forward-looking statements in this press release are based on Tempest’s current expectations, estimates and projections about its industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to Tempest’s need for additional capital to fund its planned programs and operations and to continue to operate as a going concern; unexpected safety or efficacy data observed during preclinical or clinical trials; the possibility that results from prior clinical trials and preclinical studies may not necessarily be predictive of future results; past results may not be indicative of future results; clinical trial site activation or enrollment rates that are lower than expected; loss of key personnel; changes in expected or existing competition; changes in the regulatory environment; risks relating to volatility and uncertainty in the capital markets for biotechnology companies; and unexpected litigation or other disputes. These and other factors that may cause actual results to differ from those expressed or implied are discussed in greater detail in the “Risk Factors” section of Tempest’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on March 30, 2026, and in other documents filed by Tempest from time to time with the SEC. Except as required by applicable law, Tempest undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Tempest’s views as of any date subsequent to the date of this press release and should not be relied upon as prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of Tempest.

Investor Contacts:

Sylvia Wheeler

Wheelhouse Life Science Advisors

swheeler@wheelhouselsa.com

Aljanae Reynolds

Wheelhouse Life Science Advisors

areynolds@wheelhouselsa.com

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